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                                                                    Exhibit 23.1





                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Crown Crafts, Inc. on Form S-8 of our report dated June 2, 1995, appearing in the Annual Report on Form 10-K of Crown Crafts, Inc. for the year ended April 2, 1995.


/s/Deloitte & Touche LLP

Atlanta, Georgia
November 17, 1995